UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2018, Second Sight Medical Products, Inc. (the “Company”) entered into a Securities Purchase Agreement with entities beneficially owned by Gregg Williams, Chairman of the Board of Directors of the Company, (collectively, the “Purchasers”) for the purchase of 6,756,757 shares of common stock priced at $1.48 per share (the “Shares”), the last reported sale price of the common stock on May 3, 2018. This placement of common stock resulted in gross proceeds of approximately $10 million to the Company. No warrants or discounts were provided and no placement agent or investment banking fees were incurred in connection with this transaction.

The purchase and sale was subject to customary closing conditions and closed on May 7, 2018.

The Shares issuable to the Purchasers under the Securities Purchase Agreement will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers.

The Shares sold pursuant to the Securities Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Shares described herein.

The Company expects to use the proceeds from the private placement to provide current-year funding to support several key near-term initiatives including:

●	Complete enrollment of the Orion™ Cortical Visual Prosthesis System feasibility study and to continue gathering clinical data to support safety and efficacy of this breakthrough technology;

●	Further implement our Centers of Excellence strategy to drive adoption of the Argus® II Retinal Prosthesis System (“Argus II”);

●	Complete development of our next-generation Argus II externals and seek regulatory approvals;

●	Pursue regulatory approvals to treat better-vision patients in order to expand the treatable population for Argus II; and

●	For working capital and general corporate purposes.

The above description of principal terms of the Securities Purchase Agreement is qualified in its entirety by reference to that agreement attached hereto as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the private placement transaction described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company will sell the Shares to an “accredited investor,” as that term is defined in the Securities Act in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The investor represented that he is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to purchase shares of common stock or other securities of the Company.

Item 8.01. Other Events.

On May 7, 2018, the Company issued a press release titled “Second Sight Completes $10 Million Private Placement of Common Stock with Gregg Williams, Chairman of the Board of Directors” announcing its entry into the Securities Purchase Agreement with the Purchasers. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated May 3, 2018
99.1	Press Release issued May 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

By: John T. Blake

Chief Financial Officer

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